UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2011
AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 727-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On November 1, 2011, AmerisourceBergen Corporation (the “Registrant”) issued a news release announcing its earnings for the fiscal quarter and year ended September 30, 2011 and announcing its corresponding earnings conference call. A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
In the news release issued on November 1, 2011, the Registrant announced its expectations for fiscal year 2012 diluted earnings per share in the range of $2.74 to $2.84. Key assumptions supporting the 2012 diluted earnings per share range are: flat to modest revenue growth; operating margin growth in the high single-digit to low-double digit basis points range; and free cash flow in the range of $700 million to $800 million, which includes capital expenditures in the $150 million range. The Registrant also announced that, subject to market conditions, it expects to spend approximately $400 million to repurchase its common shares in fiscal year 2012.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits
The following exhibits are filed as part of this report:
99.1 News Release, dated November 1, 2011, of AmerisourceBergen Corporation, regarding Registrant’s earnings for the fiscal quarter and year ended September 30, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION
Date: November 1, 2011	By:	/s/ Michael D. DiCandilo
		Name:	Michael D. DiCandilo
		Title:	Executive Vice President and Chief Financial Officer